Exhibit 99.1

NGL Energy Partners LP Announces $250 Million Term Loan Facility with Certain Funds and Accounts Managed by Affiliates of Apollo Global Management, Inc. to Refinance Its Acquisition Bridge Facility

TULSA, Okla.--(BUSINESS WIRE)--Jun. 4, 2020-- NGL Energy Partners LP (NYSE: NGL) (“the Partnership” or “NGL”) announced that it has entered into a new $250 million term loan facility with certain funds and accounts (the “Apollo Funds”) managed by affiliates of Apollo Global Management, Inc. (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”) to refinance its existing $250 million bridge term loan facility that was established in July 2019 with TD Securities (USA) LLC as lead arranger and bookrunner and The Toronto-Dominion Bank, New York Branch as initial lender to finance a portion of the acquisition of Mesquite Disposals Unlimited LLC (“Mesquite”).

“We are pleased to work with Apollo, a leading investment management firm, and their well-respected team, on this transaction to term out the bridge facility we utilized last summer to fund the Mesquite transaction,” stated Mike Krimbill, NGL’s CEO. “The Apollo team has worked closely with our management team over the past several weeks conducting due diligence and preparing documentation to complete this financing. We believe an investment by Apollo of this magnitude is a strong endorsement of our business model, strategy and future growth opportunities, particularly in our Water Solutions business. We also appreciate the support of TD in providing the initial facility and for being an important relationship bank in our revolving credit facility.”

“We are pleased to provide this new facility to NGL, which has built a diversified midstream company with a premier U.S. water infrastructure franchise,” said Wilson Handler and Andy Safran, of Apollo’s Natural Resources Private Equity business. “With its high-quality assets, customer base and management team led by CEO Mike Krimbill, we believe NGL is well positioned for future success.”

Apollo Credit Managing Director Dan Vogel added, “This financing solution reflects our expanding large-scale direct lending capabilities and completing it in partnership with our Natural Resources Private Equity team underscores the benefits of Apollo’s integrated platform.”

The new term loan has a three-year maturity and is callable after two years at par. It bears interest at LIBOR plus 8.00%, subject to a 1.50% LIBOR floor and includes similar financial covenants as the Partnership’s existing revolving credit facility, among other terms. The loan is secured by a first lien interest in the Partnership’s assets.

TD Securities (USA) LLC acted as debt advisor to NGL. Paul Hastings LLP acted as legal counsel to NGL and Vinson & Elkins LLP acted as legal counsel to Apollo Funds.

Forward Looking Statements

This press release may include “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. While NGL believes such forward-looking statements are reasonable, NGL cannot assure they will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and

Exchange Commission. Other factors that could impact any forward-looking statements are those risks described in NGL’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other public filings. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” NGL undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

About NGL Energy Partners LP

NGL Energy Partners LP, a Delaware limited partnership, is a diversified midstream energy company that transports, stores, markets and provides other logistics services for crude oil, natural gas liquids and other products and transports, treats and disposes of produced water generated as part of the oil and natural gas production process. For further information, visit the Partnership’s website at www.nglenergypartners.com.

About Apollo

Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, San Diego, Houston, Bethesda, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong, Shanghai and Tokyo. Apollo had assets under management of approximately $316 billion as of March 31, 2020 in credit, private equity and real assets funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.apollo.com. This press release does not constitute an offer of Apollo or any Apollo Fund.

NGL Contact
NGL Energy Partners LP
Trey Karlovich, 918.481.1119
Executive Vice President and Chief Financial Officer
Trey.Karlovich@nglep.com
or
Linda Bridges, 918.481.1119
Senior Vice President - Finance and Treasurer
Linda.Bridges@nglep.com

Apollo Contact
Gary M. Stein
Head of Investor Relations
Apollo Global Management, Inc.
(212) 822-0467
gstein@apollo.com
or
Joanna Rose
Global Head of Corporate Communications
Apollo Global Management, Inc.
(212) 822-0491
jrose@apollo.com

Source: NGL Energy Partners LP